SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                      THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: July 24, 1995

                             RALSTON PURINA COMPANY
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

       MISSOURI              1-4582                 No. 43-0470580
  ---------------------------------------------------------------------------
     (State or Other      (Commission              (IRS Employer
    Jurisdiction of     File Number)               Identification
    Incorporation)                                    Number)

           CHECKERBOARD SQUARE, ST. LOUIS, MISSOURI            63164
- -------------------------------------------------------------------------------
  (Address of Principal Executive Offices                    (Zip Code)

                                 (314) 982-1000
                              -------------------
              (Registrant's telephone number, including area code)


PAGE 2

Item 2. Acquisition or Disposition of Assets
        ------------------------------------

     On July 24, 1995, VCS Holding Company, a wholly-owned subsidiary of Ralston Purina Company, sold 100% of the capital stock of Continental Baking Company, a subsidiary engaged in the wholesale baking business, to Interstate Bakeries Corporation, a Delaware corporation and its wholly owned subsidiary Interstate Brands Corporation, a Delaware corporation. The purchase price consisted of $220 million in cash and 16,923,077 shares of Interstate Bakeries Corporation Common Stock issued to VCS Holding Company, representing approximately 46.3% of the currently outstanding Common Stock of Interstate.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------

(b) Unaudited Pro Forma Consolidated Financial Statements of Ralston Purina Company at, or for periods ended, June 30, 1995.

                         RALSTON PURINA COMPANY
         UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The historical consolidated financial statements of Ralston Purina Company (Company) include the results of operations and financial position of Continental Baking Company (CBC). On May 15, 1995, the Company exchanged all outstanding shares of its Ralston-Continental Baking Group Common Stock (CBG Stock) for shares of its Ralston-Ralston Purina Group Common Stock (RAL Stock), which remains its sole outstanding class of common stock.

The pro forma consolidated statement of earnings for the nine months ended June 30, 1995 is prepared assuming that the sale of CBC and CBG Stock exchange had occurred as of October 1, 1994. The pro forma consolidated balance sheet as of June 30, 1995 is prepared assuming that the sale had occurred as of that date. Value of net assets of CBC at the sale date will differ from those used at June 30, 1995. The
Company will record a gain on the sale in its fourth quarter of fiscal 1995. Such gain is not expected to differ materially from the gain of $36.4 million based on the June 30, 1995 net assets of CBC.

Pro forma financial statements have been prepared by adjusting the historical statements for the effect of revenues, expenses, assets and liabilities and the recapitalization which might have occurred had the sale and exchange of stock been effected as of the dates indicated.
These pro forma financial statements may not necessarily reflect the consolidated results of operations or financial position that would have existed had the sale and exchange of stock occurred on the dates indicated.



                            Ralston Purina Company
                 Pro Forma Consolidated Statement of Earnings
                  (Dollars in millions except per share data)
                       Nine Months Ended June 30, 1995


                                        As      Pro Forma
                                     Reported  Adjustments    Pro Forma
                                    ---------- ------------   ----------
Net Sales                            $5,603.6    ($1,440.1)(a) $4,163.5
                                    ---------- ------------   ----------
Costs and Expenses
   Cost of products sold              3,154.6       (738.2)(a)  2,416.4
   Selling, general and
    administrative                    1,394.9       (653.7)(a)    741.2
   Advertising and promotion            481.6        (40.3)(a)    441.3
   Interest                             148.5         (8.1)(b)    140.4
   Provision for restructuring           41.1                      41.1
   Other (income)/expense, net           (4.8)        (2.8)(c)     (7.6)
                                    ---------- ------------   ----------
                                      5,215.9     (1,443.1)     3,772.8
                                    ---------- ------------   ----------

Earnings before Income Taxes            387.7          3.0        390.7
Income Taxes                            167.0          0.0 (d)    167.0
                                    ---------- ------------   ----------
Net Earnings                           $220.7         $3.0       $223.7
                                    ========== ============   ==========

Earnings per Share:
  RAL Stock
   Primary                              $2.02 (e)                 $2.07
   Fully Diluted                        $1.92 (e)                 $1.97
   Average Shares Outstanding Used
    for Earnings per Share Computation
     Primary                            101.9 (e)                 101.9
     Fully Diluted                      112.5 (e)                 111.2 (f)


[FN]
(a) To eliminate results of operations for CBC.
(b) To reflect reduction of interest expense at an average rate of 6.75% assuming debt repayment of $160 by the Company from a portion of the sale proceeds.
(c) To eliminate other income for CBC of $.4 and to reflect the Company's 46% share of IBC pro forma results for the nine months ended June 30, 1995 of $3.2.
(d) To reflect the applicable federal and state statutory tax rates for the above pro forma adjustments.
(e) Earnings per share are based on net earnings as reported and assuming the stock exchange had occurred on October 1, 1994.
(f) Reflects redemption of Redeemable Preferred Stock allocated to CBC participants.

                             Ralston Purina Company
                      Pro Forma Consolidated Balance Sheet
                              (Dollars in millions)
                                 June 30, 1995


                                        As      Pro Forma
                                     Reported  Adjustments(a) Pro Forma
                                    ---------- ------------   ----------
ASSETS
Current Assets
   Cash and cash equivalents            $73.9                     $73.9
   Receivables, less allowance
     for doubtful accounts              840.7      ($105.2)       735.5
   Inventories                          815.9        (50.2)       765.7
   Other current assets                 186.1        (27.4)       158.7
                                    ---------- ------------   ----------
     Total Current Assets             1,916.6       (182.8)     1,733.8
                                    ---------- ------------   ----------
Investments and Other Assets          1,182.2        295.0 (b)  1,477.2
                                    ---------- ------------   ----------
Property at Cost                      3,722.7     (1,107.1)     2,615.6
  Accumulated depreciation            1,772.7       (526.3)     1,246.4
                                    ---------- ------------   ----------
   Net Property                       1,950.0       (580.8)     1,369.2
                                    ---------- ------------   ----------
     Total                           $5,048.8      ($468.6)    $4,580.2
                                    ========== ============   ==========

LIABILITIES AND SHAREHOLDERS EQUITY
Current Liabilities
   Current maturities of
     long-term debt                    $319.6        ($0.1)      $319.5
   Notes payable                        735.3       (160.0)(c)    575.3
   Accounts payable and
     accrued liabilities              1,036.7       (122.7)(d)    914.0
                                    ---------- ------------   ----------
     Total Current Liabilities        2,091.6       (282.8)     1,808.8
                                    ---------- ------------   ----------
Long-Term Debt                        1,538.5         (1.2)     1,537.3
Deferred Income Taxes                    59.8         (4.0)        55.8
Other Liabilities                       634.8       (157.0)       477.8
Redeemable Preferred Stock              463.4        (60.0)(e)    403.4
Unearned ESOP Compensation             (220.7)                   (220.7)
Shareholders Equity                     481.4         36.4        517.8
                                    ---------- ------------   ----------
     Total                           $5,048.8      ($468.6)    $4,580.2
                                    ========== ============   ==========


[FN]
(a) To eliminate assets and liabilities of CBC.
(b) To record the Company's 46% interest in IBC of $298.3 (assuming a stock price of IBC Common Stock of $17.625 per share) and gain on pension plan curtailment, offset by elimination of CBC assets.
(c) To reflect repayment of $160 debt by the Company from a portion of the proceeds from sale. Upon the sale, certain employees of CBC may elect to receive either a cash or RAL Stock payout under the terms of the Ralston Purina Company Savings Investment Plan. For purposes of this pro forma balance sheet, it is assumed all employees will elect a cash payout, totaling approximately $60, thereby reducing total proceeds available for debt repayment. The actual proceeds available for debt repayment may be larger.
(d) To eliminate liabilities of CBC and record liabilities arising from the sale.
(e) To reflect redemption of Redeemable Preferred Stock allocated to CBC participants.

(c)  Exhibits.
     ---------

     2. Sale and Purchase Agreement dated April 12, 1995, among Interstate Bakeries Corporation, Interstate Brands Corporation, and Ralston Purina Company, VCS Holding Company and Continental Baking Company.
PAGE 3

SIGNATURES:

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              RALSTON PURINA COMPANY




                              By: JAMES R. ELSESSER
                                 ------------------------------------------
                                  James R. Elsesser
                                  Vice President and
                                  Chief Financial
                                  Officer

Dated: July 27, 1995